UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 29, 2015

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3020 Carrington Mill Blvd., Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of April 29, 2015, SciQuest, Inc. (the “Company”) established a Change of Control Severance Plan (the “Plan”).  The Plan supersedes the prior Change of Control Severance Plan previously established by the Company, which was to expire by its terms as of May 24, 2015, and such prior Change of Control Severance Plan is terminated as of the effective date of the Plan.

Stephen J. Wiehe, our Chief Executive Officer, Rudy C. Howard, our Chief Financial Officer, and Grant W. Collingsworth, our General Counsel and Vice President of Corporate Development, are participants in the Plan. The Plan provides that if a participant’s employment is terminated either by the Company without “cause” within 24 months following a change of control or by the participant with “good reason” within 12 months following a change of control, then such participant will be entitled to receive certain benefits, including a cash severance payment and accelerated vesting of equity awards. The cash severance payment will be a lump-sum payment equal to (i) the participant’s then current base salary and target bonus multiplied by 1.5, in the case of Mr. Wiehe, (ii) the participant’s then current base salary and target bonus in the case of Mr. Howard, and (iii) the participant’s then current base salary in the case of Mr. Collingsworth. Each participant’s outstanding and unvested equity awards (other than performance-based restricted stock units) will become fully vested automatically upon a qualified termination (as described above), provided that such equity awards will become fully vested upon a change of control if the agreements effectuating the change of control do not provide for the assumption or substitution of such equity awards. The terms “cause,” “good reason” and “change of control” are each defined in the Plan. The Plan has a three-year term from its effective date.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2015 Annual Meeting of Stockholders on April 29, 2015.  Three proposals were voted upon at the annual meeting. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 17, 2015.  All of the proposals passed. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of two directors for three-year terms expiring in 2018:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Jeffrey Barber	23,496,689	116,699	2,621,836
Stephen Wiehe	23,391,397	221,991	2,621,836

Proposal Two: Approval of an advisory resolution regarding the compensation of the named executive officers as disclosed in the Company’s proxy statement:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
22,797,299	814,725	1,364	2,621,836

Proposal Three:  Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
26,134,547	100,584	93	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Change of Control Severance Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: May 4, 2015	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

10.1	Change of Control Severance Plan